Exhibit 99.1
Delek Logistics Partners, LP Reports First Quarter 2021 Results
•Reported first quarter net income attributable to all partners of $36.3 million; represents a 30% increase y/y
•EBITDA of $58.7 million represented an increase of 21% y/y
•Agreement with Baker Hughes offers scalable organic growth opportunities with minimal capital
•First quarter distributable cash flow coverage ratio of 1.3x and total leverage ratio of approximately 3.7x
•Declared first quarter distribution of $0.92 per limited partner unit; reflects 3.4 percent increase y/y
•Reiterating 5% distribution growth in 2021 versus year-ago levels

BRENTWOOD, Tenn., May 4, 2021 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the first quarter 2021. For the three months ended March 31, 2021, Delek Logistics reported net income attributable to all partners of $36.3 million, or $0.83 per diluted common limited partner unit. This compares to net income attributable to all partners of $27.8 million, or $0.76 per diluted common limited partner unit, in the first quarter 2020. Net cash from operating activities was $61.7 million in the first quarter 2021 compared to $34.8 million in the first quarter 2020. Distributable cash flow was $52.5 million in the first quarter 2021, compared to $35.5 million in the first quarter 2020. Reconciliation of net cash from operating activities as reported under U.S. GAAP to distributable cash flow is included in the financial tables attached to this release.
For the first quarter 2021, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $58.7 million compared to $48.7 million in the first quarter 2020. Results improved on a year-over-year basis primarily due to the drop down of the Big Spring Gathering System and the Trucking Assets. Reconciliation of net income attributable to all partners as reported under U.S. GAAP to EBITDA is included in the financial tables attached to this release.
Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics' general partner, remarked: "Winter Storm Uri had a negative impact on results in the first quarter in addition to maintenance at the Paline pipeline. We expect these factors to normalize into the second quarter. With major planned refinery maintenance for the year now complete at Delek US, utilization rates are poised to run at significantly higher levels versus the first quarter. This should provide a corresponding tailwind for DKL in terms of both volumes and cash contribution."
Mr. Yemin continued, " Distribution growth in the quarter was 3.4% on a year-over-year basis and we remain committed to 5% distribution growth on a full-year basis. We are excited to announce an exclusive agreement with Baker Hughes utilizing proprietary intellectual property allowing us to meet IMO regulations through blending competencies. This creates an attractive organic growth opportunity with minimal capital requirements and attractive return potential."
Distribution and Liquidity
On April 29, 2021, Delek Logistics declared a quarterly cash distribution of $0.92 per common limited partner unit for the first quarter 2021, which equates to $3.68 per common limited partner unit on an annualized basis. This distribution will be paid on May 14, 2021 to unitholders of record on May 10, 2021. This represents a 1.1% increase from the fourth quarter 2020 distribution of $0.91 per common limited partner unit, or $3.64 per common limited partner unit on an annualized basis, and a 3.4% increase over Delek Logistics’ first quarter 2020 distribution of $0.89 per common limited partner unit, or $3.56 per common limited partner unit annualized. For the first quarter 2021, the total cash distribution declared to all partners was approximately $40.0 million, resulting in a distributable cash flow coverage ratio of 1.3x.
As of March 31, 2021, Delek Logistics had total debt of approximately $983.4 million and cash of $13.4 million. Additional borrowing capacity, subject to certain covenants, under the $850.0 million credit facility was $112.5 million. The total leverage ratio was within the requirements of the maximum allowable leverage ratio under the credit facility.
Financial Results
Contribution margin in the first quarter 2021 was $57.7 million compared to $47.4 million in the first quarter 2020. Results improved on a year-over-year basis primarily due to the drop down of the Big Spring Gathering System (dropped on March 31, 2020) and Trucking Assets (dropped on May 1, 2020). This was partially offset by lower throughput primarily due to lower refinery utilization caused by Winter Storm Uri, the El Dorado turnaround at Delek US and planned maintenance on the Paline pipeline.

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Pipelines and Transportation Segment
Contribution margin in the first quarter 2021 was $41.7 million compared to $30.4 million in the first quarter 2020. The drop downs of the Big Spring Gathering System (dropped on March 31, 2020) and the Trucking Assets (dropped on May 1, 2020) were the primary drivers behind the year-over-year growth.
Wholesale Marketing and Terminalling Segment
During the first quarter 2021, contribution margin was $16.0 million compared to $17.0 million in the first quarter 2020. The decrease in contribution margin was primarily due to a decrease to the revenue volumes in the West Texas wholesale market.
First Quarter 2021 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its first quarter 2021 results on Wednesday, May 5, 2021 at 7:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
Investors may also wish to listen to Delek US’ (NYSE: DK) first quarter 2021 earnings conference call on Wednesday, May 5, 2021 at 8:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation

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Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distributable cash flow coverage ratio provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA, distributable cash flow and distributable cash flow coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash provided by operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$13,377	$4,243
Accounts receivable	12,322	15,676
Accounts receivable from related parties	—	5,932
Inventory	1,867	3,127
Other current assets	525	331
Total current assets	28,091	29,309
Property, plant and equipment:
Property, plant and equipment	699,552	692,282
Less: accumulated depreciation	(237,495)	(227,470)
Property, plant and equipment, net	462,057	464,812
Equity method investments	251,448	253,675
Operating lease right-of-use assets	24,804	24,199
Goodwill	12,203	12,203
Marketing Contract Intangible, net	121,985	123,788
Rights-of-way	36,791	36,316
Other non-current assets	11,491	12,115
Total assets	$948,870	$956,417

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$4,155	$6,659
Accounts payable to related parties	4,546	—
Interest payable	6,627	2,452
Excise and other taxes payable	3,637	4,969
Current portion of operating lease liabilities	8,446	8,691
Accrued expenses and other current liabilities	5,355	5,529
Total current liabilities	32,766	28,300
Non-current liabilities:
Long-term debt	983,436	992,291
Asset retirement obligations	6,130	6,015
Deferred tax liabilities	681	616
Operating lease liabilities, net of current portion	16,292	15,418
Other non-current liabilities	20,955	22,078
Total non-current liabilities	1,027,494	1,036,418
Total liabilities	1,060,260	1,064,718
Equity (Deficit):
Common unitholders - public; 8,697,468 units issued and outstanding at March 31, 2021 (8,697,468 at December 31, 2020)	164,100	164,614
Common unitholders - Delek Holdings; 34,745,868 units issued and outstanding at March 31, 2021 (34,745,868 at December 31, 2020)	(275,490)	(272,915)
Total deficit	(111,390)	(108,301)
Total liabilities and deficit	$948,870	$956,417

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended March 31,
	2021	2020
Net revenues:
Affiliate	$96,194	$106,699
Third-party	56,719	56,702
Net revenues	152,913	163,401
Cost of sales:
Cost of materials and other	81,171	101,293
Operating expenses (excluding depreciation and amortization presented below)	13,495	13,954
Depreciation and amortization	10,247	5,803
Total cost of sales	104,913	121,050
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	561	790
General and administrative expenses	4,860	6,130
Depreciation and amortization	492	496
Other operating income, net	(83)	(107)
Total operating costs and expenses	110,743	128,359
Operating income	42,170	35,042
Interest expense, net	9,737	11,824
Income from equity method investments	(4,049)	(5,553)
Other expense, net	31	—
Total non-operating expenses, net	5,719	6,271
Income before income tax expense	36,451	28,771
Income tax expense	184	975
Net income attributable to partners	$36,267	$27,796
Comprehensive income attributable to partners	$36,267	$27,796

Less: General partner's interest in net income, including incentive distribution rights	—	9,077
Limited partners' interest in net income	$36,267	$18,719

Net income per limited partner unit:
Common units - basic	$0.83	$0.76
Common units - diluted	$0.83	$0.76

Weighted average limited partner units outstanding:
Common units - basic	43,443,336	24,480,570
Common units - diluted	43,449,059	24,485,336

Cash distribution per limited partner unit	$0.920	$0.890

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$36,267	$27,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,739	6,299
Non-cash lease expense	2,018	274
Amortization of customer contract intangible assets	1,803	1,803
Amortization of deferred revenue	(538)	(473)
Amortization of deferred financing costs and debt discount	625	574
Accretion of asset retirement obligations	115	107
Income from equity method investments	(4,049)	(5,553)
Dividends from equity method investments	3,730	4,913
Gain on disposal of assets	(83)	(107)
Deferred income taxes	65	812
Other non-cash adjustments	177	43
Changes in assets and liabilities:
Accounts receivable	3,354	812
Inventories and other current assets	1,020	8,762
Accounts payable and other current liabilities	(390)	(4,692)
Accounts receivable/payable to related parties	7,359	(6,823)
Non-current assets and liabilities, net	(480)	287
Changes in assets and liabilities	10,863	(1,654)
Net cash provided by operating activities	61,732	34,834
Cash flows from investing activities
Asset acquisitions from Delek Holdings, net of assumed liabilities	—	(100,000)
Purchases of property, plant and equipment	(6,119)	(4,164)
Proceeds from sales of property, plant and equipment	83	107
Purchases of intangible assets	(474)	—
Distributions from equity method investments	3,924	110
Equity method investment contributions	(1,379)	(8,229)
Net cash used in investing activities	(3,965)	(112,176)
Cash flows from financing activities
Proceeds from issuance of additional units to maintain 2% General Partner interest	—	6
Distributions to general partner	—	(9,017)
Distributions to common unitholders - public	(7,914)	(8,081)
Distributions to common unitholders - Delek Holdings	(31,619)	(13,535)
Proceeds from revolving credit facility	77,500	261,400
Payments on revolving credit facility	(86,600)	(154,800)
Net cash (used in) provided by financing activities	(48,633)	75,973
Net (decrease) increase in cash and cash equivalents	9,134	(1,369)
Cash and cash equivalents at the beginning of the period	4,243	5,545
Cash and cash equivalents at the end of the period	$13,377	$4,176
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$4,937	$6,903
Income taxes	$—	$3
Non-cash investing activities:
Increase in accrued capital expenditures in accounts payable/receivable related parties	$3,119	$—
Decrease in accrued capital expenditures	$(1,439)	$(1,220)
Equity issuance to Delek Holdings unitholders in connection with Big Spring Gathering Assets Acquisition	$—	$109,513
Non-cash financing activities:
Non-cash lease liability arising from obtaining right of use assets during the period	$2,623	$—

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended March 31,
	2021	2020
Reconciliation of Net Income to EBITDA:
Net income	$36,267	$27,796
Add:
Income tax expense	184	975
Depreciation and amortization	10,739	6,299
Amortization of customer contract intangible assets	1,803	1,803
Interest expense, net	9,737	11,824
EBITDA	$58,730	$48,697

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$61,732	$34,834
Changes in assets and liabilities	(10,863)	1,654
Non-cash lease expense	(2,018)	(274)
Distributions from equity method investments in investing activities	3,924	110
Maintenance and regulatory capital expenditures	(515)	(857)
Reimbursement from Delek Holdings for capital expenditures	359	39
Accretion of asset retirement obligations	(115)	(107)
Deferred income taxes	(65)	—
Other operating income, net	83	107
Distributable Cash Flow	$52,522	$35,506

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended March 31,
Distributions to partners of Delek Logistics, LP	2021	2020
Limited partners' distribution on common units	$39,968	$21,739
General partner's distributions	—	444
General partner's incentive distribution rights	—	8,695
Total distributions to be paid (1)	$39,968	$30,878

Distributable cash flow	$52,522	$35,506
Distributable cash flow coverage ratio (2)	1.31x	1.15x
(1) The distributions for the three months ended March 31, 2020 reflect the impact of the distribution waiver that waived all of the distributions for the first quarter of 2020 on the 5.0 million Additional Units, related to the Big Spring Gathering Assets transaction, with respect to base distributions and the IDRs. In addition, the distributions for the three months ended March 31, 2020 reflect the waiver of distributions in respect of the IDRs associated with the Additional Units for at least two years. Subsequently, the IDRs were eliminated in the Restructuring Transaction on August 13, 2020.
(2) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended March 31,
	2021	2020
Pipelines and Transportation
Net revenues:
Affiliate	$63,048	$38,502
Third party	1,927	9,465
Total pipelines and transportation	64,975	47,967
Cost of sales:
Cost of materials and other	13,079	6,098
Operating expenses (excluding depreciation and amortization)	10,172	11,456
Segment contribution margin	$41,724	$30,413
Total Assets	$705,262	$728,069

Wholesale Marketing and Terminalling
Net revenues:
Affiliates (1)	$33,146	$68,197
Third party	54,792	47,237
Total wholesale marketing and terminalling	87,938	115,434
Cost of sales:
Cost of materials and other	68,092	95,195
Operating expenses (excluding depreciation and amortization)	3,884	3,288
Segment contribution margin	$15,962	$16,951
Total Assets	$217,384	201,104

Consolidated
Net revenues:
Affiliates	$96,194	$106,699
Third party	56,719	56,702
Total consolidated	152,913	163,401
Cost of sales:
Cost of materials and other	81,171	101,293
Operating expenses (excluding depreciation and amortization presented below)	14,056	14,744
Contribution margin	57,686	47,364
General and administrative expenses	4,860	6,130
Depreciation and amortization	10,739	6,299
Other operating income, net	(83)	(107)
Operating income	$42,170	$35,042
Other Assets	$26,224	$17,063
Total Assets	$948,870	$946,236
(1) Affiliate revenue for the wholesale marketing and terminalling segment is presented net of amortization expense pertaining to the marketing contract intangible we acquired in connection with the Big Spring acquisition.

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended March 31,
Pipelines and Transportation	2021	2020
Maintenance capital spending	$477	$445
Discretionary capital spending	5,368	—
Segment capital spending	5,845	445
Wholesale Marketing and Terminalling
Maintenance capital spending	39	1,130
Discretionary capital spending	1,915	1,453
Segment capital spending	1,954	2,583
Consolidated
Maintenance capital spending	516	1,575
Discretionary capital spending	7,283	1,453
Total capital spending	$7,799	$3,028

Delek Logistics Partners, LP
Segment Data (Unaudited)
	Three Months Ended March 31,
	2021	2020
Pipelines and Transportation Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	44,118	55,471
Refined products pipelines to Enterprise Systems	26,349	54,106
El Dorado Gathering System	11,880	34,906
East Texas Crude Logistics System	26,075	14,174
Big Spring Gathering System	73,724	—
Plains Connection System	108,361	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	71,963	72,650
Big Spring marketing throughputs (average bpd)	72,927	66,386
West Texas marketing throughputs (average bpd)	10,138	16,081
West Texas gross margin per barrel	$3.42	$2.70
Terminalling throughputs (average bpd) (2)	144,539	135,329
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407

Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (ir.deleklogistics.com), news webpage (www.deleklogistics.com/news) and its Twitter account (@DelekLogistics).

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